                                                                     EXHIBIT 11


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                             YEAR ENDED DECEMBER 31,
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
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                                               1996            1995              1994              1993           1992         1991
                                               ----            ----              ----              ----           ----         ----
PRIMARY:
Net income                              $23,582,399     $14,890,698       $14,367,075       $11,651,641    $ 6,016,782 $  1,177,132

Dilutive proforma reduction in
interest expense
                                                 --              --                --                --         17,540       55,714
                                        -----------     -----------       -----------       -----------    ----------- ------------

Proforma net income                     $23,582,399     $14,890,698       $14,367,075       $11,651,641    $ 6,034,322 $  1,232,846
                                         ==========      ==========        ==========        ==========     ==========   ==========
Weighted average number of shares
of common stock outstanding
                                         25,471,907      24,750,184        24,506,354        20,025,000     14,187,118   12,521,014

Net effect of dilutive stock
options--based on the treasury
stock method using average market
price                                     2,303,427         854,918            885,194          792,350      3,303,852    4,881,600
                                        -----------     -----------       -----------       -----------    ----------- ------------

Total weighted average number of
shares of common stock and
common stock equivalents outstanding
                                         27,775,334      25,605,102        25,391,548        20,817,350     17,490,970   17,402,614
                                         ==========      ==========        ==========        ==========     ==========   ==========
Net income per common share              $      .85     $       .58       $       .57       $       .56    $       .34 $        .07

FULLY DILUTED:
Net income                              $23,582,399     $14,890,698       $14,367,075       $11,651,641    $ 6,016,782 $  1,177,132

Dilutive proforma reduction in
interest expense                                 --              --                --                --         17,540       55,714
                                        -----------     -----------       -----------       -----------    ----------- ------------

Proforma net income                     $23,582,399     $14,890,698       $14,367,075       $11,651,641    $ 6,034,322 $  1,232,846
                                         ==========      ==========        ==========        ==========     ==========   ==========
Weighted average number of shares
of common stock outstanding
                                         25,471,907      24,750,184        24,506,354        20,025,000     14,187,118   12,521,014

Net effect of dilutive stock
options--based on the treasury
stock method using the greater
of average or ending market price
                                          2,714,663         854,918           885,194           792,350      3,303,852    4,881,600
                                        -----------     -----------       -----------       -----------    ----------- ------------

Total weighted average number of
shares of common stock and
common stock equivalents outstanding     28,186,570      25,605,102        25,391,548        20,817,350     17,490,970   17,402,614
                                         ==========      ==========        ==========        ==========     ==========   ==========

Net income per common share           $         .84      $      .58   $           .57       $       .56    $       .34  $       .07
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